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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                              STATE OF             PERCENTAGE
       SUBSIDIARY             INCORPORATION        OWNED
------------------------      -------------        -------------

Equity Compressors, Inc.      Oklahoma             100%